Exhibit 99.1

First Connecticut Bancorp, Inc. reports first quarter 2015 earnings of $0.17 earnings per share

FARMINGTON, Conn., April 23, 2015 – First Connecticut Bancorp, Inc. (the "Company") (NASDAQ: FBNK), the holding company for Farmington Bank (the "Bank"), reported net income of $2.5 million, or $0.17 diluted earnings per share for the quarter ended March 31, 2015 compared to net income of $1.5 million, or $0.10 diluted earnings per share for the quarter ended March 31, 2014.

"Our first quarter results reflect solid year over year revenue growth. We remain focused on the fundamentals of growing our balance sheet organically; ensuring we remain well positioned for rising interest rates. Loan and deposit growth continue to be strong in the first quarter, deepening our market share positon in central Connecticut and establishing a strong foundation in western Massachusetts" stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

Financial Highlights

•
Net interest income remained flat at $16.4 million in the first quarter of 2015 compared to the linked quarter and increased $1.6 million or 11% compared to the first quarter of 2014.  On a core basis, net interest income increased $230,000 in the first quarter of 2015 compared to the linked quarter.

•	Strong organic loan growth continued during the quarter as total loans increased $67.2 million to $2.2 billion at March 31, 2015 and increased $333.4 million or 18% from a year ago.

•	Overall deposits increased $154.9 million or 9% in the first quarter of 2015 and $253.6 million or 16% from a year ago. Loans to deposits decreased 7% to 116.7% compared to the linked quarter.

•	Checking accounts grew by 2.2% or 991 net new accounts in the first quarter of 2015 and by 9.6% or 3,982 net new accounts from a year ago.

•	Noninterest expense to average assets was 2.38% in the first quarter of 2015 compared to 2.39% in the linked quarter and 2.63% in the first quarter of 2014.

•	Tangible book value per share is $14.82 compared to $14.64 on a linked quarter basis and $14.22 at March 31, 2014.

•
Asset quality improved as loan delinquencies 30 days and greater decreased to 0.64% of total loans at March 31, 2015 compared to 0.75% at December 31, 2014 and 0.80% at March 31, 2014.  Non-accrual loans represented 0.64% of total loans compared to 0.72% of total loans on a linked quarter basis and 0.69% of total loans at March 31, 2014.

•	The allowance for loan losses represented 0.87% of total loans at March 31, 2015 compared to 0.89% at December 31, 2014 and 0.94% at March 31, 2014.

•	The Company paid a cash dividend of $0.05 per share on March 16, 2015. This marks the fourteenth consecutive quarter the Company has paid a dividend since it became a public company on June 29, 2011.

First quarter 2015 compared with fourth quarter 2014

Net interest income

•
Net interest income remained flat at $16.4 million in the first quarter of 2015 compared to the linked quarter.  Core net interest income increased $230,000 in the first quarter of 2015 compared to the linked quarter, excluding a $250,000 non-recurring payment related to a loan participation in the linked quarter.

•
Net interest margin was 2.83% in the first quarter of 2015 and in the linked quarter.  Excluding the non-recurring payment related to a loan participation, fourth quarter 2014 net interest margin would have been 2.79%.

•
The cost of interest-bearing liabilities increased to 68 basis points in the first quarter of 2015 compared to 66 basis points in the fourth quarter of 2014 primarily due to an increase in the average cost of Federal Home Loan Bank of Boston borrowings.

Provision for loan losses

•	Provision for loan losses was $615,000 for the first quarter of 2015 compared to $632,000 for the linked quarter.

•	Net charge-offs in the quarter were $343,000 or 0.06% to average loans (annualized) compared to $228,000 or 0.04% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.87% of total loans at March 31, 2015 compared to 0.89% at December 31, 2014.

Noninterest income

•	Total noninterest income increased $166,000 to $2.7 million in the first quarter of 2015 compared to the linked quarter primarily due to a $273,000 gain on sale of investments.

•	Net gain on loans sold increased $173,000 to $520,000 in the first quarter of 2015 compared to the linked quarter primarily due to an increase in the volume of loans sold.

•
Other income decreased $119,000 to $176,000 in the first quarter of 2015 compared to the linked quarter primarily due to a $338,000 decrease in swap fees offset by an increase in mortgage banking derivatives income and a decrease in mortgage servicing rights amortization.

Noninterest expense

•
Noninterest expense increased $322,000 in the first quarter of 2015 to $14.9 million compared to the linked quarter primarily due to an increase in other operating expenses.   Other operating expenses increased $338,000 primarily due to a $122,000 increase in stock compensation costs, a $75,000 decrease in gains on other real estate sales and costs associated with our expansion into western Massachusetts.

Income tax expense

•
Income tax expense was $976,000 in the first quarter of 2015 compared to $499,000 in the linked quarter.  The decrease in income tax expense in the fourth quarter of 2014 was primarily due to adjusting the tax rate on our deferred tax assets from 34% to 35%.  Our taxable income, before and after the utilization of our charitable contribution carryforward deduction, placed us in the 35% corporate tax bracket.

First quarter 2015 compared with first quarter 2014

Net interest income

•	Net interest income increased $1.6 million to $16.4 million in the first quarter of 2015 compared to the prior year quarter primarily due to a $330.0 million increase in the average net loan balance.

•
Net interest margin decreased to 2.83% in the first quarter of 2015 compared to 3.00% in the first quarter of 2014 due to an 8 basis point decrease in the yield on loans and a 10 basis point increase in the cost of interest-bearing liabilities.

•
The cost of interest-bearing liabilities increased to 68 basis points in the first quarter of 2015 compared to 58 basis points in the prior year quarter primarily due to money market promotions and an increase in the average cost of Federal Home Loan Bank of Boston borrowings.

Provision for loan losses

•	Provision for loan losses was $615,000 for the first quarter of 2015 compared to $505,000 for the prior year quarter.

•	Net charge-offs in the quarter were $343,000 or 0.06% to average loans (annualized) compared to $1.2 million or 0.26% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.87% of total loans at March 31, 2015 compared to 0.94% at March 31, 2014.

Noninterest income

•
Total noninterest income increased $902,000 to $2.7 million in the first quarter of 2015 compared to the prior year quarter due to a $182,000 increase in fees for customer services, a $273,000 gain on sale of investments and a $398,000 increase in net gain on loans sold due to an increase in the volume of loans sold.

Noninterest expense

•
Noninterest expense increased $977,000 in the first quarter of 2015 to $14.9 million compared to the prior year quarter primarily due to an increase in salaries and employee benefits and other operating expenses.

•
Salaries and employee benefits increased $502,000 primarily due to costs associated with our expansion into western Massachusetts, $93,000 in employee severance and growth driven staff increases in our compliance areas.

•	Other operating expenses increased $324,000 primarily due to a $130,000 increase in stock compensation costs and costs associated with our expansion into western Massachusetts.

Income tax expense

•	Income tax expense was $976,000 in the first quarter of 2015 compared to $555,000 in the prior year quarter.

March 31, 2015 compared to March 31, 2014

Financial Condition

•	Total assets increased $367.3 million or 17% at March 31, 2015 to $2.5 billion compared to $2.2 billion at March 31, 2014, largely reflecting an increase in loans and securities.

•	Our investment portfolio totaled $194.8 million at March 31, 2015 compared to $176.1 million at March 31, 2014, an increase of $18.7 million.

•	Net loans increased $332.4 million at March 31, 2015 to $2.2 billion compared to $1.9 billion at March 31, 2014 due to our continued focus on commercial and residential lending.

•
Deposits increased $253.6 million at March 31, 2015 to $1.9 billion compared to $1.6 billion at March 31, 2014 primarily due to increases in municipal deposits, demand deposits and money market accounts as we continue to develop and grow relationships in the geographical areas we serve.

•
Federal Home Loan Bank of Boston advances increased $102.7 million to $308.7 million at March 31, 2015 compared to $206.0 million at March 31, 2014.  Advances were used to support loan and securities growth.

Asset Quality

•	At March 31, 2015, the allowance for loan losses represented 0.87% of total loans and 136.53% of non-accrual loans, compared to 0.94% of total loans and 135.89% of non-accrual loans at March 31, 2014.

•	Loan delinquencies 30 days and greater decreased to 0.64% of total loans at March 31, 2015 compared to 0.80% of total loans at March 31, 2014.

•	Non-accrual loans represented 0.64% of total loans at March 31, 2015 compared to 0.69% of total loans at March 31, 2014.

•	Net charge-offs in the quarter were $343,000 or 0.06% to average loans (annualized) compared to $1.2 million or 0.26% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.93% at March 31, 2015.

•
Tangible book value per share is $14.82 compared to $14.64 on a linked quarter basis and $14.22 at March 31, 2014.  Our tangible book value per share was negatively affected by $0.23 during the fourth quarter of 2014 due to lower discount rates and a change in mortality tables used for our defined benefit liabilities.

•
During the first quarter of 2015, the Company repurchased 9,314 shares of common stock at an average price per share of $14.96 at a total cost of $139,000.  Repurchased shares are held as treasury stock and will be available for general corporate purposes.  The Company has 895,451 shares remaining to repurchase at March 31, 2015 from prior regulatory approval.

•
At March 31, 2015, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 22 branch locations throughout central Connecticut, offering commercial and residential lending as well as wealth management services in Connecticut and western Massachusetts. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, April 23, 2015 at 10:30am Eastern Time to discuss first quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in tabular form in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2014	2014
Selected Financial Condition Data:

Total assets	$2,549,074	$2,485,360	$2,395,674	$2,267,709	$2,181,759
Cash and cash equivalents	44,847	42,863	43,914	50,778	44,110
Securities held-to-maturity, at amortized cost	21,006	16,224	12,439	12,715	12,872
Securities available-for-sale, at fair value	173,829	188,041	194,706	160,784	163,232
Federal Home Loan Bank of Boston stock, at cost	19,785	19,785	17,724	17,724	13,137
Loans, net	2,186,937	2,119,917	2,031,780	1,930,502	1,854,497
Deposits	1,887,954	1,733,041	1,727,994	1,630,779	1,634,400
Federal Home Loan Bank of Boston advances	308,700	401,700	304,700	291,000	206,000
Total stockholders' equity	237,709	234,563	233,646	231,269	230,488
Allowance for loan losses	19,232	18,960	18,556	17,912	17,631
Non-accrual loans	14,086	15,468	15,475	14,652	12,974
Impaired loans	42,130	43,452	39,579	41,892	41,782
Loan delinquencies 30 days and greater	14,193	16,079	15,922	15,257	14,882

Selected Operating Data:

Interest income	$19,532	$19,412	$18,528	$17,854	$16,980
Interest expense	3,157	3,017	2,543	2,290	2,230
Net interest income	16,375	16,395	15,985	15,564	14,750
Provision for loan losses	615	632	1,041	410	505
Net interest income after provision for loan losses	15,760	15,763	14,944	15,154	14,245
Noninterest income	2,664	2,498	2,778	2,066	1,762
Noninterest expense	14,937	14,615	14,219	14,254	13,960
Income before income taxes	3,487	3,646	3,503	2,966	2,047
Income tax expense	976	499	997	776	555

Net income	$2,511	3,147	$2,506	$2,190	$1,492

Performance Ratios (annualized):

Return on average assets	0.40%	0.52%	0.43%	0.40%	0.28%
Return on average equity	4.24%	5.31%	4.27%	3.77%	2.56%
Interest rate spread (1)	2.68%	2.68%	2.78%	2.89%	2.87%
Net interest rate margin (2)	2.83%	2.83%	2.91%	3.02%	3.00%
Non-interest expense to average assets	2.38%	2.39%	2.46%	2.60%	2.63%
Efficiency ratio (3)	78.45%	78.39%	75.78%	81.71%	84.54%
Average interest-earning assets to average
interest-bearing liabilities	125.86%	127.89%	128.17%	129.14%	129.77%
Loans to deposits	116.86%	123.42%	118.65%	119.48%	114.55%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.87%	0.89%	0.91%	0.92%	0.94%
Allowance for loan losses as a percent of
non-accrual loans	136.53%	122.58%	119.91%	122.25%	135.89%
Net charge-offs to average loans (annualized)	0.06%	0.04%	0.08%	0.03%	0.26%
Non-accrual loans as a percent of total loans	0.64%	0.72%	0.76%	0.75%	0.69%
Non-accrual loans as a percent of total assets	0.55%	0.62%	0.65%	0.65%	0.59%
Loan delinquencies 30 days and greater as a
percent of total loans	0.64%	0.75%	0.78%	0.78%	0.80%

Per Share Related Data:

Basic earnings per share	$0.17	$0.21	$0.17	$0.15	$0.10
Diluted earnings per share	$0.17	$0.21	$0.17	$0.14	$0.10
Dividends declared per share	$0.05	$0.05	$0.05	$0.04	$0.03
Tangible book value (4)	$14.82	$14.64	$14.56	$14.39	$14.22
Common stock shares outstanding	16,035,005	16,026,319	16,043,031	16,072,637	16,203,933
Weighted-average basic shares outstanding	14,722,112	14,695,490	14,613,115	14,601,416	14,820,700
Weighted-average diluted shares outstanding	14,850,597	14,836,032	14,710,880	14,707,472	14,920,837

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2) Represents tax-equivalent net interest income as a percent of average interest-earning asset
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income, adjusted for non-recurring items.
See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2015	2014	2014	2014	2014
Capital Ratios:

Equity to total assets at end of period	9.33%	9.44%	9.75%	10.20%	10.56%
Average equity to average assets	9.45%	9.71%	10.13%	10.59%	10.99%
Total capital to risk-weighted assets	12.93%*	13.73%	14.12%	14.56%	15.05%
Tier I capital to risk-weighted assets	11.96%*	12.70%	13.07%	13.51%	13.97%
Tier I capital to total average assets	9.72%*	9.86%	10.25%	10.70%	11.02%
Total equity to total average assets	9.48%	9.61%	10.09%	10.54%	10.85%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$850,819	$827,005	$789,166	$749,124	$716,836
Commercial	769,712	765,066	717,399	686,299	677,948
Construction	53,913	57,371	80,242	69,047	69,476
Installment	3,114	3,356	3,524	3,850	4,109
Commercial	352,085	309,708	289,708	277,483	244,075
Collateral	1,676	1,733	1,826	1,480	1,455
Home equity line of credit	169,969	169,768	163,608	156,625	153,619
Demand	-	-	-	-	124
Revolving credit	80	99	97	75	80
Resort	880	929	1,019	1,068	1,124
Total loans	2,202,248	2,135,035	2,046,589	1,945,051	1,868,846
Less:
Allowance for loan losses	(19,232)	(18,960)	(18,556)	(17,912)	(17,631)
Net deferred loan costs	3,921	3,842	3,747	3,363	3,282
Loans, net	$2,186,937	$2,119,917	$2,031,780	$1,930,502	$1,854,497

Deposits:

Noninterest-bearing demand deposits	$337,211	$330,524	$323,499	$315,916	$303,966
Interest-bearing
NOW accounts	499,130	355,412	454,650	377,570	368,700
Money market	462,532	470,991	417,498	401,694	427,535
Savings accounts	214,083	210,892	200,501	202,970	199,531
Time deposits	374,998	365,222	331,846	332,629	334,668
Total interest-bearing deposits	1,550,743	1,402,517	1,404,495	1,314,863	1,330,434
Total deposits	$1,887,954	$1,733,041	$1,727,994	$1,630,779	$1,634,400

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	March 31,	December 31,	March 31,
	2015	2014	2014
(Dollars in thousands)
Assets
Cash and due from banks	$33,175	$35,232	$39,608
Interest bearing deposits with other instituitions	11,672	7,631	4,502
Total cash and cash equivalents	44,847	42,863	44,110
Securities held-to-maturity, at amortized cost	21,006	16,224	12,872
Securities available-for-sale, at fair value	173,829	188,041	163,232
Loans held for sale	2,187	2,417	3,035
Loans (1)	2,206,169	2,138,877	1,872,128
Allowance for loan losses	(19,232)	(18,960)	(17,631)
Loans, net	2,186,937	2,119,917	1,854,497
Premises and equipment, net	18,289	18,873	20,436
Federal Home Loan Bank of Boston stock, at cost	19,785	19,785	13,137
Accrued income receivable	6,047	5,777	4,973
Bank-owned life insurance	39,960	39,686	38,838
Deferred income taxes	16,759	16,841	14,603
Prepaid expenses and other assets	19,428	14,936	12,026
Total assets	$2,549,074	$2,485,360	$2,181,759

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,550,743	$1,402,517	$1,330,434
Noninterest-bearing	337,211	330,524	303,966
	1,887,954	1,733,041	1,634,400
Federal Home Loan Bank of Boston advances	308,700	401,700	206,000
Repurchase agreement borrowings	10,500	21,000	21,000
Repurchase liabilities	59,198	48,987	52,893
Accrued expenses and other liabilities	45,013	46,069	36,978
Total liabilities	2,311,365	2,250,797	1,951,271

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	179,683	178,772	176,602
Unallocated common stock held by ESOP	(12,422)	(12,681)	(13,485)
Treasury stock, at cost	(28,725)	(28,828)	(26,543)
Retained earnings	105,339	103,630	97,830
Accumulated other comprehensive loss	(6,347)	(6,511)	(4,097)
Total stockholders' equity	237,709	234,563	230,488
Total liabilities and stockholders' equity	$2,549,074	$2,485,360	$2,181,759

(1) Loans include net deferred fees and unamortized premiums of $3.9 million, $3.8 million and $3.3 million at March 31, 2015,
December 31, 2014 and March 31, 2014, respectively.

First Connecticut  Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2015	2014	2014
Interest income
Interest and fees on loans
Mortgage	$15,058	$15,170	$13,428
Other	3,995	3,770	3,208
Interest and dividends on investments
United States Government and agency obligations	323	284	189
Other bonds	18	63	58
Corporate stocks	131	122	93
Other interest income	7	3	4
Total interest income	19,532	19,412	16,980
Interest expense
Deposits	2,209	2,119	1,694
Interest on borrowed funds	751	675	319
Interest on repo borrowings	163	181	177
Interest on repurchase liabilities	34	42	40
Total interest expense	3,157	3,017	2,230
Net interest income	16,375	16,395	14,750
Provision for loan losses	615	632	505
Net interest income
after provision for loan losses	15,760	15,763	14,245
Noninterest income
Fees for customer services	1,373	1,521	1,191
Gain on sale of investments	273	-	-
Net gain on loans sold	520	347	122
Brokerage and insurance fee income	49	52	44
Bank owned life insurance income	273	283	282
Other	176	295	123
Total noninterest income	2,664	2,498	1,762
Noninterest expense
Salaries and employee benefits	8,790	8,897	8,288
Occupancy expense	1,367	1,251	1,349
Furniture and equipment expense	1,036	1,125	1,018
FDIC assessment	412	386	328
Marketing	409	371	378
Other operating expenses	2,923	2,585	2,599
Total noninterest expense	14,937	14,615	13,960
Income before income taxes	3,487	3,646	2,047
Income tax expense	976	499	555
Net income	$2,511	$3,147	$1,492

Earnings per share:
Basic	$0.17	$0.21	$0.10
Diluted	0.17	0.21	0.10
Weighted average shares outstanding:
Basic	14,722,112	14,695,490	14,820,700
Diluted	14,850,597	14,836,032	14,920,837

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average Balance	Interest and Dividends (1)	Yield/Cost	Average Balance	Interest and Dividends (1)	Yield/Cost	Average Balance	Interest and Dividends (1)	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$2,167,879	$19,391	3.63%	$2,102,879	$19,199	3.62%	$1,837,879	$16,806	3.71%
Securities	196,087	394	0.81%	207,616	403	0.77%	160,663	302	0.76%
Federal Home Loan Bank of Boston stock	19,785	79	1.62%	17,969	66	1.46%	13,136	38	1.17%
Federal funds and other earning assets	12,394	6	0.20%	8,014	3	0.15%	5,858	4	0.28%
Total interest-earning assets	2,396,145	19,870	3.36%	2,336,478	19,671	3.34%	2,017,536	17,150	3.45%
Noninterest-earning assets	112,534			105,286			106,960
Total assets	$2,508,679			$2,441,764			$2,124,496

Interest-bearing liabilities:
NOW accounts	$449,897	$321	0.29%	$401,269	$281	0.28%	$352,428	$197	0.23%
Money market	480,687	970	0.82%	451,288	926	0.81%	409,161	684	0.68%
Savings accounts	208,626	57	0.11%	206,794	51	0.10%	193,142	55	0.12%
Certificates of deposit	367,501	861	0.95%	352,100	861	0.97%	336,286	758	0.91%
Total interest-bearing deposits	1,506,711	2,209	0.59%	1,411,451	2,119	0.60%	1,291,017	1,694	0.53%
Federal Home Loan Bank of Boston Advances	304,411	751	1.00%	328,257	675	0.82%	181,522	319	0.71%
Repurchase agreement borrowings	19,133	163	3.46%	21,000	181	3.42%	21,000	177	3.42%
Repurchase liabilities	58,507	34	0.24%	66,305	42	0.25%	61,187	40	0.27%
Total interest-bearing liabilities	1,888,762	3,157	0.68%	1,827,013	3,017	0.66%	1,554,726	2,230	0.58%
Noninterest-bearing deposits	330,865			336,141			299,620
Other noninterest-bearing liabilities	52,092			41,602			36,625
Total liabilities	2,271,719			2,204,756			1,890,971
Stockholders' equity	236,960			237,008			233,525
Total liabilities and stockholders' equity	$2,508,679			$2,441,764			$2,124,496

Tax-equivalent net interest income		$16,713			$16,654			$14,920
Less: tax-equivalent adjustment		(338)			(259)			(170)
Net interest income		$16,375			$16,395			$14,750

Net interest rate spread (2)			2.68%			2.68%			2.87%
Net interest-earning assets (3)	$507,383			$509,465			$462,810
Net interest margin (4)			2.83%			2.83%			3.00%
Average interest-earning assets to average interest-bearing liabilities
		126.86%			127.89%			129.77%

(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2014	2014
Net Income	$2,511	$3,147	$2,506	$2,190	$1,492
Adjustments:
Plus: Accelerated vesting of stock compensation	140	-	-	-	-
Plus: Employee severance	93	-	-	-	-
Less: Prepayment penalty fees	-	-	-	(185)	-
Less: Non-recurring payment related to a loan participation	-	(250)	-	-	-
Less: Net gain on sales of investments	(273)	-	-	-	-
Total core adjustments before taxes	(40)	(250)	-	(185)	-
Tax benefit on core adjustments	14	88	-	63	-
Tax rate adjustment (1)	-	(441)	-	-	-
Total core adjustments after taxes	(26)	(603)	-	(122)	-
Total core net income	$2,485	$2,544	$2,506	$2,068	$1,492

Total net interest income	$16,375	$16,395	$15,985	$15,564	$14,750
Less: Prepayment penalty fees	-	-	-	(185)	-
Less: Non-recurring payment related to a loan participation	-	(250)	-	-	-
Total core net interest income	$16,375	$16,145	$15,985	$15,379	$14,750

Total noninterest income	$2,664	$2,498	$2,778	$2,066	$1,762
Less: Net gain on sales of investments	(273)	-	-	-	-
Total core noninterest income	$2,391	$2,498	$2,778	$2,066	$1,762

Total noninterest expense	$14,937	$14,615	$14,219	$14,254	$13,960
Less: Accelerated vesting of stock compensation	(140)	-	-	-	-
Less: Employee severances	(93)	-	-	-	-
Total core noninterest expense	$14,704	$14,615	$14,219	$14,254	$13,960

Core earnings per common share, diluted	$0.16	$0.17	$0.17	$0.14	$0.10

Core return on average assets (annualized)	0.40%	0.42%	0.43%	0.38%	0.28%
Core return on average equity (annualized)	4.19%	4.29%	4.27%	3.56%	2.56%
Efficiency ratio (2)	76.67%	78.39%	75.78%	81.71%	84.54%

Tangible book value (3)	$14.82	$14.64	$14.56	$14.39	$14.22

(1) Represents the tax benefit derived from adjusting the tax rate on the Company's deferred tax assets from 34% to 35%. The Company's taxable income placed it in the 35% corporate tax bracket.

(2) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.

(3) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.